ARTICLES OF INCORPORATION
                                      OF
                             CELTIC INVESTMENT, INC.

         The undersigned incorporator hereby forms a corporation pursuant to the Corporation Law of the State of Illinois.

     ARTICLE I - NAME. The name of the corporation is Celtic Investment, Inc. (the "Corporation").

     ARTICLE II - REGISTERED OFFICE. The registered office of the Corporation in the State of Illinois is 140 South Dearborn Street, Suite 1400, Chicago, Illinois, Cook County, 60603. The registered agent in charge thereof at such address is Robert B. Chapman.

     ARTICLE III - PURPOSES. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Illinois Business Corporation Act.

     ARTICLE IV- CAPITAL STOCK. The total number of shares of all classes of capital stock which the Corporation has the authority to issue is 32,500,000 shares which are divided into two classes as follows:

            7,500,000 shares of Preferred Stock (Preferred Stock) $.001 par value per share, and

            25,000,000 shares of Common Stock (Common Stock) $.001 par value per share.

         The   designations,    voting   powers,   preferences   and   relative,
participating, optional or other special rights, and qualification, limitations or restrictions of the above classes of stock are as follows:

         Preferred Stock

                  1. Issuance in Series. Shares of Preferred Stock may be issued in one or more series at such time or times, and for such consideration or considerations as the Board of Directors may determine. All shares of any one series of Preferred Stock will be identical with each other in all respects, except that shares of one series issued at different times may differ as to dates from which dividends thereon may be cumulative. All series will rank equally and be identical in all respects, except as permitted by the following provisions of paragraph 2.

                  2. Authority of the Board with Respect to Series. The Board of Directors is authorized, at any time and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series with such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed in the resolution or resolutions providing for the issue

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         thereof adopted by the Board of Directors, including, but not limited to, determination of any of the following:

(a) the distinctive serial designation and the number of shares constituting a series;

(b) the dividend rate or rates, whether dividends are cumulative and, if so, from which date, the payment date or dates for dividends, and the participating or other special rights, if any, with respect to dividends;

(c)  the voting powers, full or limited, if any, of the shares of the series;

(d) whether the shares are redeemable and, if so, the price or prices at which, and the terms and conditions on which, the shares may be redeemed;

(e) the amount or amounts payable upon the shares in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation prior to any payment or distribution of the assets of the Corporation to any class or classes of stock of the Corporation ranking junior to the Preferred Stock;

(f) whether the shares are entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of shares of a series and, if so entitled, the amount of the fund and the manner of its application, including the price or prices at which the shares may be redeemed or purchased through the application of the fund;

(g) whether the shares are convertible into, or exchangeable for, shares of any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and the adjustments thereof, if any, at which the conversion or exchange may be made, and any other terms and conditions of the conversion or exchange; and

(h) any other preferences, privileges and powers, and relating participating, optional or other special rights, and qualifications, limitations or restrictions of a series, as the Board of Directors may deem advisable and as are not inconsistent with the provisions of these Articles of Incorporation.

                  3. Dividends. Before any dividends on any class or classes of stock of the Corporation ranking junior to the Preferred Stock (other than dividends payable in shares of any class or classes of stock of the corporation ranking junior to the Preferred Stock) may be declared or paid or set apart for payment, the holders of shares of Preferred Stock of each series are entitled to such cash dividends, but only when and as declared by the Board of Directors out of funds legally available therefor, as they may be adopted by the Board of Directors providing for the issue of the series, payable on such dates in each year as may be

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         fixed in the resolution or  resolutions.  The term "class or classes of stock of the Corporation ranking junior to the Preferred Stock" means the Common Stock and any other class or classes of stock of the Corporation hereafter authorized which rank junior to the Preferred Stock as to dividends or upon liquidation.

                  4. Reacquired Shares. Shares of Preferred Stock which have been issued and reacquired in any manner by the Corporation (excluding, until the Corporation elects to retire them, shares which are held as treasury shares but including shares redeemed, shares purchased and retired and shares which have been converted into shares of Common Stock) will have the status of authorized and unissued shares of Preferred Stock and may be reissued.

                  5. Voting Rights. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever.

         Common Stock

                  1. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of the Common Stock are entitled to receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

                  2. Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock, holders of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to Stockholders ratably in proportion to the number of shares of Common Stock held by them respectively. The Board of Directors may distribute in kind to the holders of Common Stock such remaining assets of the Corporation or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other corporation, trust or other entity and receive payment therefor in cash, stock or obligations of such other corporation, trust or other entity, or any combination thereof, and may sell all or any part of the consideration so received and distribute any balance thereof in kind to holders of Common Stock. The merger or consolidation of the Corporation into or with any other corporation, or the merger or any other corporation into it, or any purchase or redemption of shares of stock of the Corporation of any class, shall not be deemed to be a dissolution, liquidation or winding up of the Corporation for the purposes of this paragraph.

                  3. Voting Rights. Except as may be otherwise required by law or these Articles of Incorporation, each holder of Common Stock has one vote in respect of each share of stock held by him or record on the books of the corporation on all matters voted upon by the

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         Stockholders.  No Shareholder may cumulate his voted in the election of directors.  The right of cumulative voting is eliminated in all circumstances.

         Other Provisions

1. Cumulative Voting. Cumulative Voting Rights of all shareholders are eliminated in all circumstances.

2. Changes in Authorized Capital Stock. Subject to the protective conditions and restrictions of any outstanding Preferred Stock, any amendment to these Articles of Incorporation which increases or decreases the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

3. Approval of Actions. The two-thirds vote requirement of Sections 10.20, 11.20, 11.60, 12.15, and any other sections of the Illinois Business Corporation Act which permits a vote of two-thirds of the shareholders to be superseded by the provisions of the Articles of Incorporation, are superseded so that each such action will be approved upon receiving the affirmative vote of the holders of at least the majority of the total outstanding shares entitled to vote on the action and the affirmative vote of the holders of at least a majority of the outstanding shares of each class or series of shares entitled to vote as a class on the action; provided, however, that any amendment to Article VI of these Articles of Incorporation will require the affirmative vote of the holders of at least two-thirds of the total outstanding shares entitled to vote on that amendment.

         ARTICLE V - CERTAIN CONTRACTS. No contract or transaction between the Corporation and one partnership and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board of committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

         1. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board or committee, in good faith, authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors; or

         2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

         3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committee thereof, or the shareholders.

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         Interested  directors may be counted in  determining  the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         ARTICLE VI - INDEMNIFICATION.

         1. The Corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or who is serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment or settlement or conviction or upon a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         2. In addition to any other provision of these Articles of Incorporation no director of this Corporation will be liable to this Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided that the provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 8.65 of the Illinois  Business  Corporation Act of 1983, as amended,  or
(iv) for any transaction from which the director derived an improper personal benefit. No such provision will eliminate or limit the liability of a director for any act or omission occurring before the date when the provision becomes effective.

         3. The Corporation has the power to indemnify any person who was or is a party, or is threatened to be made a party, to any pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he or she acted in good faith an in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that no indemnification will be made with respect to any claim, issue, or matter as to which such person has been adjudged to have been liable to the Corporation unless and only to the extent that the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability, but in the view of all the circumstances of the

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case,  such  person is fairly and  reasonably  entitled  to  indemnity  for such expenses which the court will deem proper.

         4. To the extent that a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2, or in defense of any claim, issue, or matter therein, he or she will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         5. Any indemnification under Sections 1 and 2 of this Article (unless ordered by a court) will be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article. Such determination will be made (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the shareholders.

         6. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article.

         7. The indemnification and advancement of expenses provided by or granted under the other Sections of this Article will not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any contract, agreement, vote of shareholders, or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         8. The Corporation will have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article.

         9. If the Corporation has paid indemnity or has advanced expenses to a director, officer, employee, or agent, the Corporation will report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

         10.  The  definitions  set  forth in  Sections  8.75(i)  and (j) of the
Illinois  Business   Corporation   Action  of  1983,  as  amended,   are  hereby
incorporated into this Article VI as if here set

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forth. The board of directors may authorize the payment of expenses  incurred to the full extent provided by Section 8.75(e) of the Illinois Business Corporation Act of 1983, as amended. All sections of this Article will comply with and be governed and interpreted by, Section 8.75 of the Illinois Business Corporation Act of 1983, as amended.

         11. The indemnification and advancement of expenses provided by or granted under this Article will, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of that person.

         12. For the purposes of this Article VI, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of a constituent corporation or is or was serving at the request of constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise will stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

         13. For purposes of this Article VI, references to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" include any service as a director, officer, employee, or agent of the Corporation which imposes duties on, or involves services by such director, officer, employee, or agent with respect to an employee benefit, plan, its participants, or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interest of the Corporation" as referred to in this Article VI.

     ARTICLE  VII -  AMENDMENT.  The  Corporation  reserves  the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation

     ARTICLE  VIII  -  INCORPORATOR.   The  name  and  mailing  address  of  the
incorporator of the Corporation is Robert B. Chapman, 140 South Dearborn Street, Suite 1400, Chicago, IL 60603.

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         The  undersigned  incorporator  hereby  declares,  under  penalties  of perjury, that the statements made in the foregoing Articles of Incorporation are true.

         Dated: April 16, 1997


                                                /s/ Robert B. Chapman
                                                Robert B. Chapman


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